Industry Canada	Industrie Canada
Corporations Directorate	Direction generale des Corporations
9th floor	9e etage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) K1A 0C8

April 3, 2002 / le 3 avril 2002	Your file - Votre référence

LIZ PERRAS	Our file - Notre référence
lperras@mccarthy.ca	355888-6

Re - Objet: COREL CORPORATION

Enclosed herewith is the document issued in the above matter. A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin .	Vous trouverez ci-inclus le document émis dans l'affaire précitée. Un avis de l'émission de documents en vertu de la LCSA sera publié dans le Bulletin des sociétés canadiennes .
IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :
This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.	Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout à votre satisfaction.

Email: corporations.efiling@ ic.gc.ca

Internet: http://strategis.ic.gc.ca/corporations

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ELECTRONIQUE
Canada Business	Loi canadienne sar les
Corporations Act	societes par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-E
1. Name of Corporation - Denomination de la societe	2. Corporation No. - No de la societe
COREL CORPORATION	355888-6
3. The articles of the above-named corporation are amended as follows: Les status de la societe mentionnee ci-dessus sont modifies de la facon suivante:
1. To provide, as part of the other provisions set out in paragraph 2 of the articles, that the registered office of the Corporation be in the Province of Ontario; and

2. To provide, as part of the other provisions set out in paragraph 7 of the articles, that the actual number of directors within the minimum and maximum number set out in paragraph 5 of the articles may be determined from time to time by resolution of the directors and that any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.

Date	Name - Nom	Signature	Capacity of - en qualite
2002-04-01	ROBERT D. CHAPMAN		AUTHORIZED OFFICER

Industry Canada	Industrie Canada
Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadiennes sur les societes par actions

COREL CORPORATION		355888-6
Name of corporation-Denomination de la societe		Corporation number-numero de la societe
I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les status de la societe susmentionnee ont ete modifies:
a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;		a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;
b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;		b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	X	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;		d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

/s/director - directeur Director - Directeur		April 2, 2002/ le 2 avril 2002 Date of Amendment - Date de modification